SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 9, 2006

Commission File	Registrant, State of Incorporation, Address of	I.R.S. employer
Number	Principal Executive Offices and Telephone Number	Identification Number

1-08788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104

0-00508	SIERRA PACIFIC POWER COMPANY P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418

None
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures
EX-99.1 Press Release Dated 1/9/2006

Item 8.01. Other Events
     On January 9, 2006, Sierra Pacific Resources, and its two utility subsidiaries, Nevada Power Company and Sierra Pacific Power Company, announced their intention to develop a coal-fired power complex in White Pine County, eastern Nevada, and an approximately 250-mile transmission line that will interconnect the electric systems for the northern and southern parts of the state.
     The power facility will serve customers of Sierra Pacific Power Company and Nevada Power Company in northern and southern Nevada, respectively. The White Pine project calls for two 750 megawatt (MW) units utilizing clean pulverized coal technologies. The first unit is expected to become operational during 2011 with the second unit to follow within three years thereafter. The project plans for the 750 MW units are subject to approval by the Public Utilities Commission of Nevada. The plans further contemplate subsequent expansion with two 500 MW coal gasification units once the technology becomes commercially viable.
     The cost of the initial power complex/transmission line project is expected to exceed $3 billion, not including the development of the two additional coal gasification units.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

99.1 Press release dated January 9, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: January 9, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: January 9, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Sierra Pacific Power Company (Registrant)
Date: January 9, 2006	By:	/s/ John E. Brown
John E. Brown
Controller